Global Axcess Corp to Purchase Portfolio of 238 ATMs

- Expected to Add Approximately $2.4 Million in Annual Revenue and $880,000 in EBITDA per Year Commencing in 2012 –

JACKSONVILLE, Fla., November 22, 2011 /PRNewswire-FirstCall/ -- Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced that it has entered into a Definitive Agreement to purchase 238 ATMs from an undisclosed privately-held, company-operated convenience store chain in the United States. These ATMs are located at convenience store locations primarily in the mid-West.

The asset purchase is expected to add approximately $2.4 million in annual revenue commencing for full year 2012 and approximately $880,000 in EBITDA to Global Axcess’ core ATM business. In consideration for the ATM equipment and the contracts, Global Axcess will pay $500,000 at closing and $1.0 million by January 15, 2012.

Lock Ireland, Co-Chief Executive Officer of Global Axcess, commented, “Acquiring another portfolio of established ATMs continues our effort to accelerate ATM growth and profitability through additional strategic asset purchases. We are committed to building on our current network through acquisitions and this agreement is another important step in expanding our ATM base. Our recent M&A activity, along with our established base, helped contribute to the strongest ATM results in the Company’s history in our third quarter of 2011.”

The Company anticipates that it will fund the acquisition primarily through a facility with its senior lender.  Closing on this transaction is anticipated to occur on or before November 23, 2011.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates approximately 5,300 ATMs and DVD kiosks in its national network spanning 43 states. For more information on the Company, please visit http://www.globalaxcess.biz.  For more information on Nationwide Money Services, please visit http://www.nationwidemoney.com.

Investor Relations Contacts:
    Michael J. Loiacono
    IR@GAXC.biz

    Hayden IR:
    Brett Maas or Jeff Stanlis: (646) 536-7331
    Brett@haydenir.com / Jeff@haydenir.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

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